UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2009

NANOGEN, INC.

(Exact name of registrant specified in its charter)

Delaware	000-23541	33-0489621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10398 Pacific Center Court, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (858) 410-4600

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 2, 2009, pursuant to the Asset Purchase Agreement dated May 13, 2009, as amended, Nanogen, Inc. (“Nanogen”) and its subsidiaries Epoch BioSciences, Inc. and Nanotronics, Inc. (together with Nanogen, the “Debtors”) completed their previously announced sale of substantially all of their assets to Financière Elitech SAS (“Elitech”) and its designee DxCon, Inc. in a sale conducted under the provisions of Section 363 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) and approved by the United States Bankruptcy Court for the District of Delaware (the “Court”) on June 24, 2009 (the “Section 363 Sale”). The aggregate gross purchase price for the Section 363 Sale is $25,685,000. The Section 363 Sale was closed following the completion of an auction process supervised by the Court in which Elitech emerged as the winning bidder. See Nanogen’s Current Report on Form 8-K filed on May 15, 2009 (the “May 15, 2009 Form 8-K”) for more information about the Asset Purchase Agreement and the voluntary petition filed by the Debtors under Chapter 11 of Title 11 of the Bankruptcy Code in the Court (the “Chapter 11 Proceeding”).

Item 2.05	Costs Associated with Exit or Disposal Activities

The disclosures in Item 2.01 of this Form 8-K and Item 1.03 in the May 15, 2009 Form 8-K are incorporated herein by reference.

Nanogen is currently unable in good faith to make a determination of an estimate of the amount or range of amounts expected to be incurred in connection with the Section 363 Sale and the Chapter 11 Proceeding, both with respect to each major type of cost associated therewith and with respect to the total cost, or an estimate of the amount or range of amounts that will result in future cash expenditures from such transactions.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 6, 2009, Nanogen filed with the Delaware Secretary of State a Certificate of Amendment of Restated Certificate of Incorporation of Nanogen, Inc., a copy of which is attached hereto as Exhibit 3.1 (the “Amendment”) amending its Restated Certificate of Incorporation and changing the name of Nanogen from “Nanogen, Inc.” to “Ngen, Inc.” The Amendment was made pursuant to Section 303 of the General Corporation Law of the State of Delaware and under an order by the Court in connection with the Chapter 11 Proceeding. Stockholder approval of the Amendment was not required.

Item 8.01	Other Events.

Management of Nanogen believes that there will be no value for common stockholders of Nanogen in the bankruptcy liquidation process. Stockholders of a company in chapter 11 generally receive value only if all claims of its secured and unsecured creditors are fully satisfied. Nanogen believes that the claims of Nanogen’s creditors will not be fully satisfied, even after completion of the Section 363 Sale or future sales of remaining assets, if any, in the liquidation process.

Item 9.01	Financial Statement and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
2.1	Asset Purchase Agreement by and among Nanogen, Inc., Epoch Biosciences, Inc., Nanotronics, Inc., and Financière Elitech SAS dated May 13, 2009 (incorporated by reference to Exhibit 2.1 of Current Report on Form 8-K of Nanogen, Inc. filed with the Securities and Exchange Commission on May 15, 2009).

2.2	Amendment No. 1 to Asset Purchase Agreement, dated May 29, 2009, among Nanogen, Inc., Epoch Biosciences, Inc., Nanotronics, Inc., and Financière Elitech SAS.

2.3	Amendment No. 2 to Asset Purchase Agreement, dated June 19, 2009, among Nanogen, Inc., Epoch Biosciences, Inc., Nanotronics, Inc., and Financière Elitech SAS.

3.1	Certificate of Amendment to Restated Certificate of Incorporation of Nanogen, Inc.

99.1	Press Release dated July 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOGEN, INC.

Date:	July 8, 2009	By:	/s/ Nicholas J. Venuto
		Name:	Nicholas Venuto
		Title:	Chief Financial Officer